Exhibit 10.8

Atlantic Integrated Health
810 Kennedy Avenue
New Bern, North Carolina 28560

                                                             Tel: (919) 514-0057
                                                             Fax: (919) 514-0750

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                                 LEASE AGREEMENT

                                 AUGUST 15, 1997

New Bern Family Practice, P.A. agrees to lease to Atlantic Integrated Health Incorporated ("AIH") space located at 825 Kennedy Avenue in New Bern, North Carolina.

This lease is effective January 1, 1997 and is to extend for a term of twelve
(12) months.

The rental fee of $9.00 per square foot is "all inclusive" (i.e. maintenance, electricity, heating oil, etc.)

The square footage will change as the space occupied AIH increases during the term of the lease.

The total square footage of the building is approximately 800 square feet.

Rent is payable at the beginning of each month.

Rent has been in arrears for seven months and will be paid in accordance with the attached schedule.

/s/ James Stackhouse, M.D.
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James Stackhouse, M.D.
Treasurer
Atlantic Integrated Health Incorporated

/s/ J. Philip Mahaney, Jr., M.D.
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J. Philip Mahaney, Jr., M.D.
Treasurer
New Bern Family Practice Center, P.A.

/s/ Martin C. DeGraw
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Martin C. DeGraw
Secretary
New Bern Family Practice Center, P.A.